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                                                                    Exhibit 4.13

                   [Form of Debt Security - Subordinated Note]

                           [Form of Face of Security]

      Registered                                                Registered

                         The Chase Manhattan Corporation
                             Subordinated Notes Due

This Note is not a Deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation or by any other government entity.

No._____                                                      [Principal Amount]
CUSIP No: __________

[IF APPLICABLE, INSERT: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., the nominee of The Depository Trust Company (the "Depositary"). This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of the series, and the Depositary, by its acceptance hereof, agrees to be so bound.

Unless this Security is presented by an authorized representative of the Depositary to The Chase Manhattan Corporation or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.]

The Chase Manhattan Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

________________________, or registered assigns,

the principal sum of

      [____________________]

on [_____________], in cash on the terms and in the manner described on the reverse hereof, and to pay interest, semi-annually in arrears on [_________] and [__________] of each year, commencing [___________], and at maturity on said principal sum, [at the rate of _____% per annum] [SPECIFY INTEREST RATE FORMULA, IF APPLICABLE] from the [___________] or [_________], as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a [__________] or [_________] to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from [_________________], until the payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after [_________] or [_________], as the case may be, and before the following [_________]or [_______], this Note shall bear interest from such [________] or [________]; provided, however, that if the Company shall default in the payment of interest due on such [_________] or [__________], then this Note shall bear interest from the next preceding [___________] or [_________] to which interest has been paid, or, if no interest has been paid on this Note, from [________________]. The interest so payable on any interest payment date will, subject to certain exceptions provided in
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the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the [__________] or [_________], as the case may be, next preceding such [__________] or [___________].

Payment of principal (and premium, if any) and interest, if any, on this Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company[; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company].

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as if fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee or any Authenticating Agent appointed under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date:

THE CHASE MANHATTAN CORPORATION


By:
   -----------------------------------
Name:
Title:


Attest:
       -------------------------------
Name:
Title:


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CERTIFICATE OF AUTHENTICATION

This is one of the Securities
issued under the Indenture described herein.

U.S. BANK TRUST NATIONAL ASSOCIATION,
AS TRUSTEE

By The Chase Manhattan Bank,
         as Authenticating Agent


By:
   -----------------------------------
   Authorized Officer


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[________] SUBORDINATED NOTE DUE [_______]

This Note is one of a duly authorized issue of subordinated debt securities of the Company (herein called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, as supplemented by the Second Supplemental Indenture, dated as of October 8, 1996, (herein called the "Indenture"), duly executed and delivered by the Company to U.S. Bank Trust National Association, as successor Trustee to Morgan Guaranty Trust Company of New York (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the holders of Senior Indebtedness and Additional Senior Obligations and the holders of the Securities. Terms defined in the Indenture are used herein as so defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of the series designated as the [______] Subordinated Notes Due [_______] of the Company (herein called the "Notes"), and limited in aggregate principal amount to [______________].

The Indebtedness evidenced by the Securities s is, to the extent and in the manner set forth in the Indenture subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company and, under certain circumstances set forth in the Indenture, all Additional Senior Obligations of the Company, and each holder of a Note, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

[IF APPLICABLE, INSERT: Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.] [OR SPECIFY APPLICABLE DAY-COUNT CALCULATION METHOD.]

[IF APPLICABLE, INSERT: The Notes are not redeemable prior to maturity and are not subject to any sinking fund.]

[IF APPLICABLE, INSERT: The Notes [IF APPLICABLE, INSERT: are not redeemable prior to [____________]. On and after [____________], the Notes] may be redeemed at the option of the Company as a whole [only,] [ or from time to time in part,] on [specify permissible redemption date or dates], upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of the Notes to be redeemed at their last addresses as the same appear on the registry books of the Company, all as further provided in the Indenture, at the following optional redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

If redeemed during the twelve-moth period beginning ____________

      Year                                Percentage]
      ----                                -----------

The following events shall be "Events of Default" with respect to the Notes: (i) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or reorganization law now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of sixty consecutive days; [or] (ii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or reorganization law now or hereafter in effect of the United States of America or a political subdivision thereof, or consent to the entry of an order for relief in an involuntary case under any such law [SPECIFY ANY ADDITIONAL EVENTS OF DEFAULT APPLICABLE TO THE NOTES]..

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.


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The Indenture provides that in the event of a Default in the payment of interest or principal (including the delivery of any Capital Securities in exchange for Securities) or the performance of any covenant or agreement in the Securities or the Indenture (each of which is defined in the Indenture to be a "Default"), the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal (including the delivery of any Capital Securities in exchange for Securities) or the performance of such covenant or agreement.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Security affected thereby, (i) change the stated maturity date of the principal of, or any installment of principal of or interest on any Security,
(ii) reduce the principal amount of, or the interest (or premium, if any) on, any Security, (iii) reduce the portion of the principal amount of an original issue discount Security payable upon acceleration of the maturity thereof, (iv) reduce any amount payable upon redemption of any Security, (v) change the place or places where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, (vi) change the definition of "Market Value" set forth in the Indenture, (vii) impair the right of any holder of Securities of any series to receive on any Exchange Date for Securities of such series Capital Securities with a Market Value equal to that required by the terms of the Securities, (viii) impair the right of any holders of Securities of a series entitled to the conversion rights described in the Indenture to receive shares of Common Stock, securities or other property upon the exercise of such conversion rights, (ix) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Security (including any right of redemption at the option of the holder of such Security), or for the delivery of Capital Securities in exchange for Securities pursuant to the terms of the Indenture, or to require the Company to sell Capital Securities in a Secondary Offering pursuant to the terms of the Indenture or to deliver Common Stock, securities or other property upon conversion of Securities pursuant to the terms of the Indenture, (x) reduce the aforesaid percentage of Securities of any series the holders of which are required to consent to any such supplemental indenture or reduce the percentage of securities of any series the holders of which are required to waive any past Default or Event of Default, as described in the next following sentence, or (xi) modify the foregoing provisions of clauses (i) through (x). It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of that series at the time outstanding may on behalf of the holders of all Securities of that series waive any past Default or Event of Default under the Indenture and its consequences except a Default in the payment of the principal of (or premium, if any or interest, if any, on the Securities of that series (or in the delivery of Capital Securities in exchange for any Securities of that series when required). Any such consent or waiver by the holder of this Note (unless revoked, as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, irrespective of whether or not any notation in regard thereto is made upon this Note or such other Note.

Subject to the rights of holders of Senior Indebtedness and Additional Senior Obligations of the Company set forth in this Note and the Indenture referred to above, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the places, at the respective times, at the rates and in the coin or currency herein prescribed.

[IF APPLICABLE, INSERT: The Notes are issuable in registered form without coupons in denominations of [___________] and any multiple of [_________] in excess thereof. Subject to the limitations set forth in the Indenture and this Note, upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor without charge except for any tax or other governmental charge imposed in connection therewith.]

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving


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payment of or on account of the principal hereof (and premium, if any, hereon)
and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge the Company's liability for moneys payable on this Note.

No recourse for the payment of the principal of (or premium, if any) or interest on this Note or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by each holder of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York.


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